Exhibit 10.3

Executive Officers - Analysts International Corporation
Base Compensation Levels

Executive Officer	2005 Base Salary in effect prior to October 1, 2005	Current Base Salary	Base Salary effective January 2, 2006
Jeffrey P. Baker - President and CEO	$380,000	$342,000	$400,000[1]
John D. Bamberger - Chief Operating Officer	$380,000	$342,000	$380,000
David J. Steichen - Chief Financial Officer	$210,000	$199,500	$210,000
Colleen M. Davenport - Secretary & General Counsel	$210,000	$199,500	$210,000

1 Mr. Baker’s base compensation effective January 2, 2006 reflects his appointment as President and CEO.